First Keystone Corporation

Annual Shareholder Meeting

May 10, 2012



First Keystone
COMMUNITY BANK

Chief Executive Officer

Matthew P. Prosseda



Total Assets (in Millions)



$526
$681
$715
$758
$797
$819
900
600
300
0
2006
2007
2008
2009
2010
2011

Total Deposits (in Millions)



$384
$493
$505
$581
$627
$624
750
500
250
0
2006
2007
2008
2009
2010
2011

Total Stockholder Equity (in millions)


$53.4
$70.9
$69.1
$74.2
$79.1
$93.1
100
50
0
2006
2007
2008
2009
2010
2011

Net Interest Income (in millions)



40
20
0
$15.3
$15.5
$21.4
$24.2
$27.2
$29.9
2006
2007
2008
2009
2010
2011

NET INCOME (IN THOUSANDS)



12,000
8,000
4,000
0
$6,190
$6,127
$7,551
$7,937
$8,961
$9,907
2006
2007
2008
2009
2010
2011

EARNINGS (PER SHARE)


$1.35
$1.31
$1.39
$1.46
$1.65
$1.82
2006
2007
2008
2009
2010
2011
2
1
0

Dividends (per Share)



$0.85
$0.88
$0.89
$0.92
$0.93
$0.97
1.0
0.5
0
2006
2007
2008
2009
2010
2011

Income Statement (in millions)

	March 31, 2012	March 31, 2011	% Change
Net Interest Income	$7,020	$6,831	2.8
+ Non-Interest Income	$1,024	$963	6.3
= Operating Income	$8,044	$7,794	3.2
- Loan Loss Provision	$400	$300	33.3
- Non-Interest Expense	$4,585	$4,304	6.5
= Pre-Tax Income	$3,059	$3,190	(4.1)
- Income Tax Expense	$583	$694	(16.0)
= Net Income	$2,656	$2,496	6.4
Earnings Per Share	$0.49	$0.46	6.5

Balance Sheet (in Millions)

	March 31, 2012	March 31, 2011	% Change
Cash Due From Banks	$10,904	$30,412	(64.2)
Investment Securities	$334,985	$309,266	8.3
Loans – Net	$414,233	$404,136	2.5
Fixed Assets	$14,311	$12,011	19.2
Other Assets	$49,260	$53,458	(7.9)
Total Assets	$823,693	$809,208	1.8
Liabilities and Capitals			
Non – Interest Bearing Deposits	$84,131	$77,147	9.1
Interest Bearing Accounts	$544,674	$549,202	1.0
Total Deposits	$638,805	$626,349	2.0
Borrowed Funds	$82,909	$96,119	(13.7)
Other Liabilities	$6,361	$7,620	(16.5)
Capital	$95,618	$79,195	20.7
Total Liabilities & Capital	$823,693	$809,283	1.8

Chief Operating Officer

Kevin L. Miller

Tomorrow's Vision!



Record Earnings

First Keystone Corporation Announces Increase in First Quarter 2012 Earnings

Company Release - 04/30/2012 13:19

BERWICK, Pa.--(BUSINESS WIRE)-- First Keystone Corporation (OTC BB: FKYS), parent company of First Keystone Community Bank, reported net income of $2,656,000 for the quarter ending March 31, 2012, or an increase of 6.4% over the first quarter of 2011.

First Keystone Announces Record 2011 Earnings

Company Release - 01/30/2012 16:41

BERWICK, Pa.--(BUSINESS WIRE)-- First Keystone Corporation (OTC BB: FKYS), parent company of First Keystone Community Bank, reported record net income of $9,907,000 or $1.82 per share for the year ending December 31, 2011, as compared to $8,961,000 or $1.65 per share in 2010. For the fourth quarter ending December 31, 2011, net income was $2,191,000 as compared to $1,971,000 for the same period in 2010, an increase of 11.2%.

Earnings for 2011 continue to be impacted by an improving net margin. Net interest income before the provision for loan losses was $27.62 million in 2011 versus $25.41 million in 2010, an 8.7% increase. Interest on loans and investments declined slightly, while interest on deposits and borrowed funds declined by more than $3.3 million, or 26.2%.

First Keystone Corporation Announces Increased Fourth Quarter Dividend

Company Release - 11/28/2011 14:56

BERWICK, Pa.--(BUSINESS WIRE)-- First Keystone Corporation (OTC BB: FKYS), parent company of First Keystone Community Bank, declared a $.25 per share quarterly cash dividend to shareholders of record as of December 13, 2011, payable December 30, 2011. This represents a 4.17% increase over the $.24 per share dividend paid in the third quarter of 2011.

GREAT STORY

Great Stock price


$23.90
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$17.50
$17.30
$19.50
$19.00
$20.50
$23.00
$23.90
12/31/2010
4/1/2011
7/1/2011
9/30/2011
12/30/2011
3/31/2012
5/9/2012



HOW ARE WE GOING TO CONTINUE THIS GREAT STORY?

How are we going to convince our existing and new customers that we are the bank of choice?

Tomorrow's vision.

- A Vision to enhance our branch network.
- A Vision for our staff.
- A Vision for our customers.

Tomorrows vision…



A Vision in Plymouth.



OUR 16TH BRANCH IN PLYMOUTH OPENED JULY 1, 2011

PLYMOUTH

DEPOSITS GREW TO 4.5 MILLION IN 6 MONTHS.


First Keystone
COMMUNITY BANK
GRAND OPENING
GRAND OPENING
GRAND OPENING
GRAND OPENING

A New Headquarters



A Vision for Downtown Berwick

A New Headquarters

Construction began 10-31-2011



LANE'S CRANE SERVICE

A New Headquarters

Steel beams going up


LANES

A New Headquarters

Steel framing



A New Headquarters

Steel with roof and stairwells


GRADALL

OUR NEW DRIVE-THRU



The Jewel of Downtown Berwick

Our new Headquarters.



FIRST KEYSTONE
COMMUNITY BANK

Opening Dec 2012.

A VISION IN KINGSTON



A New Location.

A new prime location in Kingston.


First Keystone
570-718-1110
COMMUNITY BANK

Broke ground in March 2012.

Kingston. 299 Wyoming Ave

Corner of Hoyt and Wyoming Ave.






534C-9

Kingston. 299 Wyoming Ave

Corner of Hoyt and Wyoming Ave.







Kingston. 299 Wyoming Ave

Scheduled completion date is 8-11-2012


First
Keystone



A Vision in Shickshinny!

Shickshinny....

FROM

- The devastating flood of 2011
- Closing of Wells Fargo in Shickshinny

TO

- A brand new branch in Shickshinny.

Shickshinny


Coming Soon To
Your Community
First
Keystone
570-752-3671

Hasay Chevrolet lot

Home of our latest branch scheduled to open November 2012.


PROPOSED
2,719 S.F.
BANK

Shickshinny Floor plan


LOUNGE
CORRIDOR
MECHANICAL
OFFICE
DRIVE-UP TELLERS
TELLERS
TELLER WORKROOM
OFFICE
MANAGER
VESTIBULE

VISIONS



Visions for our staff.

Staffing

Employees

- Key to our success.
- Need to build a great team.
- Make sure we have the right employees in the right positions
- Made changes
- Added Key Positions to Staff

Employee Additions

- **Toney Horst** – Controller.
- **Mike Rider** – Information Security Officer.
- **Jessica Allen** – Commercial Deposit Development Specialist.
- **Rosie McGinley** – Financial Service Representative, Wilkes-Barre/Pocono Market.
- **Mortgage originator** – Wilkes-Barre Market. Currently hiring.

Staff

Employees are the key to our success

- We are still working at building a strong team.
- We want the best talent possible.
- We want motivated, dedicated employees.
- We want employees that are able to provide the best customer service possible.



Visions for our customers.

New Services

- Escrow processing.
- Enhanced Merchant card processing.
- Updated Remote Deposit Capture(RDC)
- Bump up CD's

Customer experience

Planned Services for 2012/2013

- Quickbooks interface
- Positive Pay
- Switch Kit
- Online account opening

Visions...

Provide the ultimate customer experience by having

- great products
- great people
- great pricing.
- great services.

Customer experience

To Succeed

- We need to better promote our bank.
- We need to promote our added value.
- We need to create a Distinct Competitive Advantage.
- By doing these, First Keystone WILL be the bank of choice!

Customer experience

How to get this message out?

- We do it through
- .. our employees,
- .. our great service,
- .. our advertising,
- .. our community involvement,
- .. and our existing customers and shareholders.

Tomorrow's Vision is here today!

First Keystone
COMMUNITY BANK

Questions?


FIRST KEYSTONE
COMMUNITY BANK